CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Advisors' Inner Circle Fund III of our report dated September 27, 2017, relating to the financial statements and financial highlights, which appears in GQG Partners Emerging Markets Equity Fund's Annual Report on Form N-CSR for the period ended July 31, 2017. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------
Philadelphia, Pennsylvania
November 28, 2017


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of The Advisors' Inner Circle Fund III of our report dated September 27, 2017, relating to the financial statements and financial highlights, which appears in SGA International Equity Fund's Annual Report on Form N-CSR for the period ended July 31, 2017. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm" and "Financial Highlights" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
------------------------------
Philadelphia, Pennsylvania
November 28, 2017